UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 15, 2008

TURBOCHEF TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32334	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Adoption of Compensatory Arrangement

On January 15, 2008, the Compensation Committee of the Company’s Board of Directors approved a 2008 Incentive-Based Compensation Plan (the “Plan”).  The Company’s Chief Executive Officer, Chief Financial Officer and other executive officers named in the Company’s public filings, as well as managers and key employees of the Company, are participants in the Plan.  The Plan contemplates four key components for compensating and providing incentives to participants in a way that advances both the short- and long-term interests of the shareholders while also ensuring the Company is able to attract and retain qualified employees.  The components are base salary, performance-based annual bonuses, performance-based additional annual bonuses and awards of long-term equity-based compensation.  The Committee has not yet approved any equity-based awards under this new plan, but its policy is to consider proposals for such awards at the first regularly-scheduled meeting of the Board of Directors for the year.

The Plan provides for a performance-based annual bonus for participants if the Company reaches certain financial results, meets certain financial targets and attains certain operational goals for 2008.  The applicable triggers vary based upon the participant’s assigned business category as set forth in the Plan and the participant’s individual allocation under the Plan, and each business category has a specific dollar cap on the potential aggregate base bonus pool.  All or a portion of the potential base annual bonus may be earned if the Company attains certain target metrics, including revenue, gross margin and EBITDA targets.  For one category of participants, applicable to Mr. Lehr, a larger portion representing the balance of the aggregate base bonus pool for that category may be earned if the Company completes certain specified operational goals by indicated target dates in 2008.

Under the Plan, Messrs. Perlman and Price each could receive base bonuses of up to $120,000, and Messrs. Fernandez and Cochran could receive a base bonus of up to $85,000 and $70,000, respectively, if the Company attains certain financial results blended across the Company’s business targets and as a whole.  Mr. Lehr could receive a base bonus of up to $150,000 if certain commercial products financial results are achieved and certain operational goals in the residential product business are accomplished.  Mr. Beshara could receive a base bonus under the Plan of up to $75,000, if the Company achieves certain revenue and gross margin targets in the residential product business.  Under the Plan, the Compensation Committee may reconsider bonuses and consider for approval an alternative management proposal for bonuses if the financial metrics within eligible categories are not attained, but only if the proposal is based upon the actual financial results compared to the targets and other qualitative and quantitative factors that the Committee believes reasonably support approval.

The Plan further provides for two levels of an additional annual bonus if financial targets are exceeded by set amounts for employees in all categories, including executive officers.  For Mr. Lehr, the additional annual bonus is at the discretion of the Chief Executive Officer and Chairman, but it could be earned if revenue and gross margin targets for the commercial product business are attained and the actual EBITDA percentage exceeds the targeted EBITDA percentage, in which case the excess bonus pool is a percentage of total revenue.  Mr. Lehr could earn up to 17.5% of the excess bonus pool if the financial targets are met.  He could earn up to an additional 17.5% of the excess bonus pool if various operational goals related to the residential product business also are achieved by certain target dates or otherwise at the discretion of the Compensation Committee.  Mr. Beshara could earn an additional annual bonus at the discretion of the Chief Executive Officer and Chairman and subject to final approval by the Compensation Committee if excess revenue targets for residential products are achieved and gross margin targets are attained.  The excess bonus pool would be a percentage of the total revenue for residential products and Mr. Beshara could earn a bonus of up to 50% of that excess pool.  The Chief Executive Officer, Chief Financial Officer and other named executive officers could earn an additional annual bonus from an excess bonus pool equal to the sum of half of each of the excess pools described above.  The allocation of any such excess bonus pool will be determined at year end, subject to final approval by the Compensation Committee.

Modification of Compensatory Contracts

On January 18, 2008, the Company entered into amended and restated employment agreements with executive officers.  The primary purposes of the amendments are to re-set the renewal anniversaries of the agreements all to the same date and to adjust certain provisions of the compensation arrangements in an effort to avoid adverse consequences of Section 409A of the Internal Revenue Code.  The amended and restated agreements have terms that have been extended to December 31 of the calendar year in which their previous expiration dates would have fallen.  For example, the employment agreements for four of the executive officers which, if not renewed, would have expired on October 28, 2008 will now expire, if not renewed, on December 31, 2008.  The amended and restated agreements for three executive officers, whose base salary has been subject to annual CPI adjustments, now reflect the current adjusted compensation levels as the initial base salary under the restatement.  All separate allowances in two previous agreements, such as automobile allowances, have been eliminated and replaced with an adjusted amount of base salary, and a formulaic bonus arrangement in those two former agreements has been eliminated in favor of bonuses being addressed in an annual incentive plan subject to approval by the Compensation Committee each year.  Agreements with the other executives also provide for the possibility of bonuses under such a plan.  In addition, the amended and restated agreements provide additional clarity to the means for calculating the benefits portion of severance payment obligations.

The base salaries for each of Messrs. Perlman, Price, Cochran and Fernandez are subject to an annual adjustment for changes in the Consumer Price Index. The agreements for all executives also provide for a severance payment upon the termination of the executive’s employment by the Company without cause or by the executive for good reason or in the event of a change in control. For Messrs. Perlman, Price and Cochran the amount is equal to three times the executive’s total annual compensation (base salary, bonus and benefits).  For Mr. Fernandez the amount is the same for termination in the event of a change in control, but one times such compensation in the case of termination without cause or for good reason outside of a change of control.  For Messrs. Beshara and Lehr, the amount is one-half times base salary upon termination of employment by the Company without cause or by the executive for good reason or in the event of a change in control.  The employment agreements entitle the executive to participate in our employee benefit programs and provide for other customary benefits. The employment agreements also provide for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreements prohibit the executive from engaging in certain activities which compete with the Company, recruiting its employees or disclosing any of its trade secrets or otherwise confidential information.

The amended and restated employment agreements reflect the following base salaries:

Executive	Current Base Salary
Richard E. Perlman, Chairman	$441,024
James K. Price, CEO	$439,324
J. Miguel Fernandez de Castro, CFO	$200,000
James A. Cochran, SVP	$274,439
Paul P. Lehr, COO	$300,000
Stephen J. Beshara, Chief Branding Officer	$300,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Dennis J. Stockwell
Dennis J. Stockwell
Vice President and General Counsel

Date:  January 18, 2008